UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): August 18, 1999



                          WESTFIELD AMERICA, INC.
                 _________________________________________
           (Exact name of registrant as specified in its charter)

      MISSOURI                     1-12923                43-0758627
 _______________________       __________________       ______________
 (State or Other Jurisdiction  (Commission File Number) (I.R.S. Employer
  of Incorporation)                                     Identification
                                                        Number)


                          11601 WILSHIRE BOULEVARD
                                 12TH FLOOR
                       LOS ANGELES, CALIFORNIA 90025
                  (Address of principal executive offices)

     Registrant's telephone number, including area code:  310/445-2427

                                 NO CHANGE
       (Former name or former address, if changed since last report)



 ITEM 5.   Other Events.

           On August 18, 1999, we announced the issuance 477,778 shares of Series E cumulative convertible redeemable preferred stock, par value $1.00 per share and liquidation value $180 per share (the "Series E Preferred Shares"), to Westfield America Trust ("WAT"), our largest shareholder, in exchange for gross proceeds of $86,000,040. The Series E Preferred Shares are not convertible into our common stock, unless: (i) the conversion is approved by our shareholders, which consent we will seek to obtain at our next annual meeting or (ii) the holder of the Series E Preferred Shares is an individual to whom we may issue our common stock without shareholder approval. Subject to the foregoing, the Series E Preferred Shares are convertible into our common stock. Each Series E Preferred Share is currently convertible into 10 shares of our common stock, subject to adjustment. All of the Series E Preferred Shares were offered and sold to WAT pursuant to the exemption from the registration requirements of the Act, provided by Section 4(2) of the Act.


 ITEM 7.   Financial Statements and Exhibits.

 (c)       Exhibits.

 Exhibit No.      Description of Exhibit

 99.1 Copy of our Press Release, dated August 18, 1999, publicly announcing the activities reported therein.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WESTFIELD AMERICA, INC.

 Date:  August 26, 1999       By: /s/ Irv Hepner
                                 ----------------------
                                  Irv Hepner
                                  Secretary





                             INDEX TO EXHIBITS


 Exhibit No.         Description of Exhibit

 99.1 Copy of our Press Release, dated August 18, 1999, publicly announcing the activities reported therein.